EXHIBIT 99.1
------------

BACK BAY TECHNOLOGIES, INC.
INDEX TO FINANCIAL STATEMENTS                                     PAGE
                                                                  ----

Independent Auditors' Report                                        1

Balance Sheets as of December 7, 2001 and
  December 31, 2000                                                 2

Statements of Operations for the period ended December 7, 2001
  and the year ended December 31, 2000                              3

Statements of Stockholders' Equity for the period ended
  December 7, 2001 and the year ended December 31, 2000             4

Statements of Cash Flows for the period ended December 7, 2001
  and the year ended December 31, 2000                              5

Notes to Financial Statements                                       6

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Back Bay Technologies, Inc.

We have audited the accompanying balance sheets of Back Bay Technologies, Inc. (the "Company") as of December 7, 2001 and December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Back Bay Technologies, Inc. as of December 7, 2001 and December 31, 2000, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
February 8, 2002

BACK BAY TECHNOLOGIES, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------


                                                       DECEMBER 7,  DECEMBER 31,
ASSETS                                                    2001         2000
                                                       -------------------------

CURRENT ASSETS:
  Cash and cash equivalents                              $    311   $ 70,534
  Accounts receivable                                     497,462    396,833
  Unbilled revenues                                       196,786     32,306
  Prepaid expenses and other current assets                21,924     14,945
                                                         --------   --------

           Total current assets                           716,483    514,618

PROPERTY AND EQUIPMENT - Net                              102,487     57,688
OTHER ASSETS                                                3,813      3,813
                                                         --------   --------

TOTAL ASSETS                                             $822,783   $576,119
                                                         ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                       $233,762     11,161
  Accrued expenses                                         46,889     75,997
  Current portion of capital lease obligations             17,222     14,178
  Deferred tax liabilities                                     --    100,875
  Accrued compensation                                     52,706      5,986
                                                         --------   --------

           Total current liabilities                      350,579    208,197

CAPITAL LEASE OBLIGATION, LESS CURRENT PORTION             16,569     33,791
                                                         --------   --------

           Total liabilities                              367,148    241,988
                                                         --------   --------

COMMITMENTS                                                    --         --

STOCKHOLDERS' EQUITY:
  Common Stock, $.001 par value; 25,000,000 shares
    authorized; 10,285,000 shares issued and outstanding   10,285     10,285
  Additional paid-in capital                              445,350     19,715
  Retained earnings                                            --    304,131
                                                         --------   --------

           Total stockholders' equity                     455,635    334,131
                                                         --------   --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $822,783   $576,119
                                                         ========   ========


See notes to financial statements.


BACK BAY TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------

                                                               PERIOD ENDED     YEAR ENDED
                                                                DECEMBER 7,    DECEMBER 31,
                                                                   2001            2000

SERVICES REVENUE - Net                                          $ 6,526,358    $ 2,404,129
                                                                -----------    -----------

OPERATING EXPENSES:
  Cost of services                                                4,285,895      1,669,997
  General and administrative (including non-cash compensation     1,211,107        431,880
       of $517,376 in 2001)
  Selling and marketing                                             266,605          9,094
                                                                -----------    -----------

           Total operating expenses                               5,763,607      2,110,971
                                                                -----------    -----------

OPERATING INCOME                                                    762,751        293,158
                                                                -----------    -----------

OTHER INCOME (EXPENSE):
  Interest income                                                    14,670          4,624
  Interest expense                                                   (5,668)        (1,686)
                                                                -----------    -----------

           Total other income                                         9,002          2,938
                                                                -----------    -----------

INCOME BEFORE TAXES                                                 771,753        296,096

PROVISION (BENEFIT) FOR INCOME TAXES                               (100,875)       116,523
                                                                -----------    -----------

NET INCOME                                                      $   872,628    $   179,573
                                                                ===========    ===========


See notes to financial statements.


BACK BAY TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------------------


                                                       COMMON STOCK
                                                ----------------------------- ADDITIONAL
                                                   NUMBER OF        PAR         PAID-IN       RETAINED
                                                    SHARES         VALUE        CAPITAL       EARNINGS          TOTAL

BALANCE, JANUARY 1, 2000                         10,285,000    $    10,285    $    19,715    $   124,558    $   154,558

  Net income                                           --             --             --          179,573        179,573
                                                -----------    -----------    -----------    -----------    -----------
BALANCE, DECEMBER 31, 2000                       10,285,000         10,285         19,715        304,131        334,131

  Issuance of common stock upon exercise of           1,250              1            199           --              200
   stock options
  Compensatory modification of common                  --             --          517,376           --          517,376
    stock options
  Repurchase and cancellation of common stock        (1,250)            (1)        (1,199)          --           (1,200)
  Net income                                           --             --             --          872,628        872,628
  Payment of dividends and return of capital           --             --          (90,741)    (1,176,759)    (1,267,500)
                                                -----------    -----------    -----------    -----------    -----------
BALANCE, DECEMBER 7, 2001                        10,285,000    $    10,285    $   445,350    $      --      $   455,635
                                                ===========    ===========    ===========    ===========    ===========




See notes to financial statements.


BACK BAY TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------


                                                            PERIOD ENDED     YEAR ENDED
                                                            DECEMBER 7,     DECEMBER 31,
                                                                2001            2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $   872,628    $   179,573
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                27,972          6,689
    Stock-based compensation                                    517,376           --
    Deferred income taxes                                      (100,875)       100,875
    Change in assets and liabilities:
      Accounts receivable                                      (100,629)      (221,535)
      Unbilled revenues                                        (164,480)       (32,306)
      Prepaid expenses and other current assets                  (6,979)       (14,945)
      Other assets                                                 --            8,443
      Accounts payable and accrued expenses                     193,493         48,001
      Accrued compensation                                       46,720          5,986
                                                            -----------    -----------

           Net cash provided by operating activities          1,285,226         80,781
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                           (72,771)       (11,728)
                                                            -----------    -----------

           Net cash used in investing activities                (72,771)       (11,728)
                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock upon exercise of stock options           200           --
  Capital lease payments                                        (14,178)        (3,081)
  Common stock repurchase                                        (1,200)          --
  Dividends and return of capital                            (1,267,500)          --
                                                            -----------    -----------

           Net cash used in financing activities             (1,282,678)        (3,081)
                                                            -----------    -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                         (70,223)        65,972

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                   70,534          4,562
                                                            -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                    $       311    $    70,534
                                                            ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                    $     5,668    $     1,686
                                                            ===========    ===========

  Cash paid for income taxes                                $      --      $    15,100
                                                            ===========    ===========



See notes to financial statements

BACK BAY TECHNOLOGIES, INC.


NOTES TO FINANCIAL STATEMENTS
PERIOD ENDED DECEMBER 7, 2001 AND YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------


1.    ORGANIZATION AND BUSINESS

      Back Bay Technologies, Inc. (the "Company"), a Delaware corporation, is a provider of technology consulting services primarily to Fortune 500 companies with a concentration on the financial services industry. The Company provides a wide range of information technology consulting services to initiate, develop and implement e-business systems. The Company's service offerings include: full life cycle application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management.

      On December 7, 2001, Planet Zanett, Inc. acquired all of the issued and outstanding shares of the Company and the Company became a wholly-owned subsidiary of Planet Zanett, Inc.

      RESTRUCTURING AND RECAPITALIZATION

      In February 2000, the Company was formed under the General Corporation Law of the State of Delaware for the purpose of changing the state of incorporation of Back Bay Technologies, Inc., a Massachusetts Corporation (the "Predecessor Corporation") incorporated in June 1998. Effective February, 28, 2000 (pursuant to a merger agreement between the Company and the Predecessor Corporation), the Company issued 10,285,000 shares of its common stock for all the outstanding common stock of the Predecessor Corporation.

      All common shares, stock options, and related per share data reflected in the accompanying financial statements and notes thereto have been presented as if the recapitalization had been effective January 1, 2000.

      References herein to the operations and historical financial information of the Company prior to the date of the restructuring refer to the operations and historical financial information of the Predecessor Corporation.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS - The Company considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

      UNBILLED REVENUES - Unbilled revenues reflect services that have been rendered which are not yet billable at the balance sheet date under the terms of the agreement with the customer.

      PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

      INCOME TAXES - Effective January 1, 2001, the Company elected to be treated as a Subchapter S Corporation for U.S. federal income tax purposes. As a Subchapter S corporation, U.S. federal income taxes of the Company are the responsibility of individual shareholders in proportion to their ownership interests. Accordingly, no provision for U.S. federal income taxes is included in the Company's financial statements for the period ended December 7, 2001 except for the reversal of the deferred tax liability at December 31, 2001.

      A provision for U.S. federal, state and local income taxes has been included in the Company's financial statements for the year ended December 31, 2000.

      Deferred income taxes are provided for temporary differences between the financial statement carrying amounts of the Company's assets and liabilities and their respective tax bases utilizing currently enacted tax laws and rates. A valuation allowance is provided based on the weight of available evidence, if it is considered more likely than not that some portion, or all, of deferred tax assets will not be realized.

      REVENUE RECOGNITION - Revenues from professional services rendered pursuant to time-and-materials contracts are recognized as services are performed. Revenues from fixed-fee professional services contracts are recognized using contract accounting based upon the estimated percentage of completion. Changes in estimated costs during the course of a fixed-fee contract are reflected in the period in which the facts become known.

      DEFERRED REVENUE - Cash received prior to the performance of services under the customer contracts is recognized as a liability and deferred until such time that the revenue recognition criteria have been met. At December 7, 2001 and December 31, 2000, the Company did not have any deferred revenue.

      LONG-LIVED ASSETS - The Company reviews long-lived assets held and used in its business for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates the carrying value of its long-lived assets in relation to the operating performance and future undiscounted cash flows of the underlying businesses when indications of impairment are present. Long-lived assets to be disposed of, if any, are evaluated in relation to their net realizable value. The Company has not recorded any impairment charges for the periods ended December 7, 2001 and December 31, 2000.

      ACCOUNTING FOR STOCK-BASED COMPENSATION - Employee stock awards under the Company's stock compensation program are accounted for in accordance with Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB25"). The Company applies the disclosure requirements of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION AND RELATED INTERPRETATIONS ("SFAS 123"). Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

      COMPREHENSIVE INCOME - SFAS No. 130, REPORTING COMPREHENSIVE INCOME, requires a full set of general-purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company does not have any components of comprehensive income other than net income.

      SEGMENT REPORTING - SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, replaces an industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the basis of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The Company currently has one reportable segment.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of financial instruments which include cash equivalents, accounts receivable, unbilled revenues, accounts payable and accrued expenses approximate their fair values due to their short maturities.

      RECENT ACCOUNTING PRONOUNCEMENTS - In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. SAB 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued SAB 101A, an amendment to SAB

      101, which delayed the implementation of SAB 101 to no later than June 30, 2000 for companies with fiscal years that begin between December 16, 1999 and March 15, 2000. In June 2000, the SEC issued SAB 101B, an amendment to SAB 101 and SAB 101A, which delayed the implementation date of SAB 101 until no later than the fourth quarter of fiscal years beginning after December 15, 1999. The adoption of SAB 101 did not have a material impact on the Company's financial statements.

      In April 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - an interpretation of APB Opinion No. 25 ("APB 25"). This interpretation, which is effective from July 1, 2000, is intended to clarify certain problems that have arisen in practice since the issuance of APB 25 including the definition of employee for the purpose of applying APB 25, the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option award and the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN 44 did not have a material impact on the Company's financial statements.

      In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supercedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS 144 addresses financial accounting and reporting for the impairment of or disposal of long-lived assets. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The Company is required to adopt SFAS 144 by the first quarter of fiscal 2002. The Company is currently evaluating the potential impact of SFAS 144 on its results of operations and financial position.

3.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following as of December 7, 2001 and December 31, 2000:

                                          ESTIMATED
                                            USEFUL     DECEMBER 7,  DECEMBER 31,
                                        LIVES (YEARS)     2001          2000

      Computer equipment                       3.0     $ 110,474      $ 56,758
      Furniture and fixtures                   5.0        28,105         9,050
                                                       ---------      --------

      Total                                              138,579        65,808

      Less accumulated depreciation and
        amortization                                      36,092         8,120
                                                       ---------      --------

      Property and equipment - net                     $ 102,487      $ 57,688
                                                       =========      ========


      Depreciation expense was $10,955 for the period ended December 7, 2001, and $1,403 for the year ended December 31, 2000.

      At December 7, 2001 and December 31, 2000, equipment under capital leases consists of computer equipment with a cost basis of $51,051. Amortization under capital leases for the period ended December 7, 2001 and the year ended December 31, 2000 was $17,017 and $5,286, respectively.

4.    CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash, accounts receivable and unbilled revenues.

      The Company places its excess cash in money-market instruments with institutions of high credit-quality. The Company sells its services to the domestic financial services industry and could be affected directly by the financial well-being of that industry. All accounts receivable are unsecured. The Company believes that any credit risk associated with receivables is minimal due to the size and credit worthiness of its customers. The Company's customers consist primarily of large domestic corporations. Receivables are stated at estimated net realizable value, which approximates fair value.

      For the period ended December 7, 2001, the Company had three customers that accounted for approximately 46%, 22% and 20% of revenue. For the year ended December 31, 2000, the Company had three customers that accounted for approximately 42%, 21% and 12% of revenue.

      At December 7, 2001, the Company had three customers that accounted for approximately 47%, 28% and 13% of accounts receivable. At December 31, 2000, the Company had four customers that accounted for approximately 47%, 17%, 16% and 11% of accounts receivable.

5.    ACCRUED EXPENSES

      Accrued expenses are comprised of the following at December 7, 2001 and December 31, 2000:

                                          DECEMBER, 7       DECEMBER, 31
                                             2001               2000
      Accrued consulting fees               $38,250           $75,997
      Accrued commissions                     8,639              --
                                            -------           -------
                                            $46,889           $75,997
                                            =======           =======

6.    COMMITMENTS

      OPERATING LEASES - The Company has a non-cancelable lease commitment for office space that expires in April 2002. The future minimum rental payments under this lease are $15,252.

      Total rent expense for office space under such lease amounted to $42,630 and $21,035 for the period ended December 7, 2001 and the year ended December 31, 2000, respectively.


7.    CAPITAL LEASES

      The Company has acquired certain computer equipment under non-cancelable capital lease arrangements that expire on various dates through 2003.

      The minimum future lease payments under these capital leases as of December 7, 2001 are as follows:

      YEAR ENDING DECEMBER 31,
      2002                                                    $ 21,039
      2003                                                      18,027
                                                              --------
      Total minimum payments                                    39,066
      Less amount representing interest ($3,817 in 2002)        (5,275)
                                                              --------
      Present value of minimum payments                       $ 33,791
                                                              ========

      Current portion - due in 2002                             17,222
      Long term portion - due in 2003                           16,569
                                                              --------
                                                              $ 33,791
                                                              ========

      Assets and liabilities under capital leases are recorded at the present value of the minimum lease payments using the respective effective interest rates which range from 12% to 16% per annum.

      The Company's capital leases are guaranteed by the Company's principal shareholders.

8.    INCOME TAXES

      The following is a summary of the components of the provision (benefit) for income taxes:

                                         DECEMBER 7,         DECEMBER 31,
                                            2001                 2000
      Current
        Federal                          $        -          $   9,388
        State                                     -              6,260
      Deferred
        Federal                             (60,525)            60,525
        State                               (40,350)            40,350
                                         -----------         ---------
      Total                              $ (100,875)         $ 116,523
                                         ===========         =========

      Effective January 1, 2001, the Company elected to be treated as a Subchapter S Corporation for U.S. federal income tax purposes. As a Subchapter S Corporation, U.S. federal income taxes of the Company are the responsibility of individual shareholders in proportion to their ownership interests. The state in which the Company conducts its business also recognizes the Subchapter S election. Accordingly, no provision has been made for income taxes in the Company's financial statements for the period ended December 7, 2001 except for the reversal of the deferred tax liability at December 31, 2000.

      A provision for U.S. federal, state and local income taxes has been included in the Company's financial statements for the year ended December 31, 2000.

      The deferred tax liability at December 31, 2000 relates principally to the difference between the book and tax methods of accounting (accrual method vs. cash method) and is comprised of the following:

      Accounts receivable                      $  (99,208)
      Unbilled revenue                             (8,077)
      Accounts payable                              2,791
      Accrued expenses                             18,999
      Property and Equipment                       (3,863)
      Other                                       (11,517)
                                               ----------
                                               $ (100,875)
                                               ==========

      The Company's effective income tax rate for the year ended December 31, 2000 differs from the U.S. federal statutory rate as follows:

      Federal statutory rate                          15.0 %
      State and local income taxes                    10.0
      Other                                           14.4
                                               ------------
                                                      39.4 %
                                               ============

9.    EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution savings plan which qualifies under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Benefit Plan"), which covers all employees meeting certain service requirements. Participants may contribute up to 8% of their gross wages not to exceed, in any given year, a limitation set by the Internal Revenue Service regulations. The Benefit Plan provides for mandatory matching contributions to be made by the Company to a maximum amount of 50% on the first 10% of the participant's compensation. The Company may also make discretionary contributions to the Benefit Plan at the election of the Board of Directors. The amounts contributed by the Company to the Benefit Plan were approximately $38,307 and $22,364 for the period ended December 7, 2001 and the year ended December 31, 2000, respectively.

10.   COMMON STOCK

      COMMON STOCK - At December 7, 2001, the Company had authorized 25,000,000 shares of common stock, par value of $0.001 per share, of which 10,825,000 were issued and outstanding.

      On July 1, 2001, the Company issued 750 common shares at $0.20 per share and 500 common shares at $0.10 per share pursuant to the exercise of employee stock options. On December 6, 2001 these shares were repurchased by the Company at a cost of $0.96 per share. The shares were subsequently cancelled by the Company on December 7, 2001.

      DIVIDENDS - Dividends are paid at the discretion of the Board of Directors. During the year ended December 31, 2000, the Company did not pay any dividends. During the period ended December 7, 2001, the Company declared and paid a distribution of $1,267,500 of which $1,176,759 has been accounted for as a dividend and $90,741 as a return of capital.


11.   STOCK COMPENSATION PLAN

      In February 2000, the Company implemented its 2000 Incentive and Nonqualified Stock Option Plan (the "Plan").

      The Plan provides for the granting of incentive stock options ("ISOs") and nonqualified stock options ("NSOs") to purchase the Company's common stock. ISOs and NSOs may be granted to officers and other employees of the Company. NSOs may be issued to directors of the Company and other consultants who render services to the Company. The total shares of common stock for which options may be granted under the plan is 3,000,000.

      The Board of Directors determines the period over which options become exercisable; however options generally become exercisable over a four-year period. The exercise price of all options granted under the plan is determined by the Board of Directors at the time of grant.

      A summary of the activity for the Plan for the period ended December 7, 2001 and the year ended December 31, 2000 is as follows:


                                               PERIOD ENDED                          YEAR ENDED
                                             DECEMBER 7, 2001                    DECEMBER 31, 2000
                                    -----------------------------------   ---------------------------------
                                                            WEIGHTED                              WEIGHTED
                                                            AVERAGE                               AVERAGE
                                                            EXERCISE                              EXERCISE
                                             SHARES           PRICE                SHARES           PRICE
Outstanding, beginning of year              1,740,625        $ 0.093                   -
Granted                                       573,404        $ 0.322           1,740,625          $ 0.093
Forfeited                                     (35,652)       $ 0.172                   -
Exercised                                      (1,250)       $ 0.160                   -
                                        -------------                       ------------
Outstanding, end of year                    2,277,127        $ 0.149           1,740,625          $ 0.093
                                        =============                       ============

Weighted average fair value per             $   0.322                          $   0.093
  share of options granted
Weighted Average remaining                        8.9                                9.5
 contractual life
Options available for future grant            721,623                          1,259,375


      The Company has elected the disclosure-only provisions of SFAS 123 for stock options issued to its employees. In accordance with the provisions of APB 25, the Company recognizes compensation expense for options granted to employees when the exercise price of the option is lower than the estimated fair market value of the Company's common stock at the date of grant. During the period ended December 7, 2001 and the year ended December 31, 2000, the exercise price of all options granted to employees equaled or exceeded the estimated fair market value of the Company's common stock at the date of grant.

      In assessing the fair market value of the Company's common stock, the Board of Directors considered factors relevant at the time. The factors include the Company's financial position and results of operations, forecasted future earnings, price earnings ratios of publicly traded peer companies observed at the time and a discount to reflect the lack of a public market for the Company's securities. Had compensation expense for options granted to employees been determined based on the fair value at the grant dates, consistent with the methodology prescribed under SFAS 123, the Company's net income would have decreased by approximately $13,000 for the period ended December 7, 2001 and by approximately $7,000 for the year ended December 31, 2000.

      The Company, using the Black Scholes option-pricing model, estimated the fair value of each option grant on the date of grant. The following weighted average assumptions were used:

                                          Period ended          Year ended
                                        December 7, 2001      December 31, 2000
      Dividend Yield                         None                  None
      Volatility                              -                     -
      Risk Free interest rate                4.66%                 5.99%
      Expected life                          5 years               5 years


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

      During the period ended December 7, 2001, the Company modified the terms of an option agreement with an employee to extend the exercise period of the option in conjunction with the employee's termination of employment with the Company. In accordance with the provisions of FIN 44, this modification created a new measurement date and accordingly the intrinsic value of the option on the modification date in the amount of $517,376 has been recognized as compensation expense during the period ended December 7, 2001.

12.   LINE OF CREDIT ARRANGEMENT

      At December 7, 2001 and December 31, 2000 the Company had in place a $50,000 unsecured line of credit. The facility has a variable interest rate based on the prime rate, plus 1%. This facility was unused at each respective balance sheet date.












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